Exhibit 99.2

                                 CERTIFICATION

         I, Andres E. Serrano, Vice President of The Bank of New York, acting as trustee under the trust agreement described below, hereby certify that pursuant to the Core Investment Grade Bond Trust I Trust Agreement, dated as of November 20, 2002, among Core Bond Products LLC, as Depositor, The Bank of New York, as Trustee and Securities Intermediary (the "Trustee") and Banc of America Securities LLC, as Administrative Agent (the "Trust Agreement"), the Trustee has complied with all servicing obligations and all distribution obligations pursuant to the Trust Agreement for the fiscal year ending December 31, 2002. The undersigned notes, however, that because no distributions were required under the Trust Agreement for the fiscal year ended December 31, 2002, no such servicing or distribution obligations arose during such period.


                                    By:  /s/ Andres E. Serrano
                                         --------------------------
                                    Name:    Andres E. Serrano
                                    Title:   Vice President
                                    Date:    March 15, 2004